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                                                                  EXHIBIT 10.20
                                SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT, made as of the 25th day of August 2000 (the "Effective Date"), by and between Advanced Magnetics, Inc., a Delaware corporation having its principal place of business at 61 Mooney Street, Cambridge, Massachusetts 02138 ("AM"), and Cytogen Corporation, a Delaware corporation having its principal place of business at 600 College Road East, Princeton, New Jersey 08540-5380 ("Cytogen").

                                    RECITALS:

         WHEREAS, AM has granted to Cytogen a license to market and sell certain products on the terms set forth in the License and Marketing Agreement by and between Cytogen and AM of even date herewith (hereinafter the "Marketing Agreement");

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the sufficiency of which is hereby acknowledged, Cytogen and AM agree as follows:

1.       DEFINITIONS.

         When capitalized, the following terms shall for all purposes of this Agreement have the meanings specified in this Section.

         1.1 "AFFILIATE" shall mean a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified. 1.2 "AGENT" shall mean Feridex I.V., Combidex and Code 7228, individually or in the aggregate, as the context provides.

         1.3 "AGENT NET SALES" shall have the meaning set forth in the Marketing Agreement.

         1.4 "AGENT TECHNOLOGY" shall have the meaning set forth in the Marketing Agreement.

         1.5 "AGREEMENT" shall mean this document together with all attachments and exhibits.

         1.6 "AM PROJECTS" shall mean the Combidex Project and the Code 7228 Project, each as defined in the Marketing Agreement.

         1.7 "APPROVED SUBLICENSEE" shall mean any Person sublicensed by Cytogen with AM's written consent under the terms of this Agreement.

         1.8 "BATCH" shall mean a Lot of approximately 9,000 bottles of Feridex I.V., Combidex or Code 7228, as the case may be.

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         1.9 "CODE 7228" shall mean the contrast agent currently known as Code
7228, which is composed of the substance AMI-7228.

         1.10 "CODE 7228 APPROVAL DATE" shall mean the later of (a) the date of AM's receipt of an FDA approval letter permitting commercial marketing of Code 7228 in the United States (said date being referred to as the "Code 7228 Approval Letter Date") and (b) the date on which AM is first able to produce and provide a supply of Code 7228 to Cytogen for commercial marketing in the United States in interstate commerce pursuant to and in compliance with an approved NDA and any other conditions that must be satisfied prior to initial commercial sales then imposed by law, such supply to be sufficient to supply at least six months of reasonable Cytogen requirements as set forth in a notice sent to AM by Cytogen no less than six months after the execution date of this Agreement but no later than ten (10) business days after AM's receipt of the approval letter from the FDA and notice thereof to Cytogen. If Cytogen fails to so provide such notice of supply requirements, the Code 7228 Approval Date shall be the Code 7228 Approval Letter Date.

         1.11 "COMBIDEX" shall mean the contrast agent currently known as Combidex, which is composed of the substance with the United States Adopted Name Ferumoxtran-10.

         1.12 "COMBIDEX APPROVAL DATE" shall mean the later of (a) the date of AM's receipt of an FDA approval letter permitting commercial marketing of Combidex in the United States (said date being referred to as the "Combidex Approval Letter Date") and (b) the date on which AM is first able to produce and provide a supply of Combidex to Cytogen for commercial marketing in the United States in interstate commerce pursuant to and in compliance with an approved NDA and any other conditions that must be satisfied prior to initial commercial sales then imposed by law, such supply to be sufficient to supply at least six months of reasonable Cytogen requirements as set forth in a notice sent to AM by Cytogen no less than six months after the execution date of this Agreement but no later than ten (10) business days after AM's receipt of the approval letter from the FDA and notice thereof to Cytogen. If Cytogen fails to so provide such notice of supply requirements, the Combidex Approval Date shall be the Combidex Approval Letter Date.

         1.13 "COMBIDEX NDA" shall mean the New Drug Application submitted by AM to the FDA with respect to Combidex and accepted for filing by the FDA on or about December 21, 1999.

         1.14 "COMMERCIALIZATION" shall mean the distribution by Cytogen of any Agent for sale in interstate commerce in the U.S.

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         1.15 "CONTRACT QUARTER" shall mean any period of three consecutive calendar months commencing with the first day of any January, April, July or October.

         1.16 "CONTRACT YEAR" with respect to any Agent shall mean the twelve consecutive month period commencing with the first day of the next Contract Quarter following Commercialization of such Agent, and each consecutive twelve month period thereafter.

         1.17 "CONTROLS" OR "CONTROL" shall mean, in the case of any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of at least fifty percent (50%) of the voting securities thereof or otherwise, and when used in the context of "Control" of technology or information, shall mean possession by a Person of the right to grant licenses or sublicenses of such technology, or disclose such information., without violating the terms of any agreement or other arrangement with, or the rights of, any other Person or any legally binding laws or regulations.

         1.18 "CYTOGEN AGREEMENTS" shall mean this Agreement, the Marketing Agreement and the Escrow Agreement.

         1.19 "CYTOGEN PROJECT" shall mean the Phase III(b) Studies and Phase IV Studies and any other studies undertaken to enhance the marketing of any Agent that Cytogen elects to conduct.

         1.20 "DMF" shall mean a Drug Master File as described in 21 CFR
314.420. "Type I DMF" shall mean a DMF which refers to facilities and operating procedures used to manufacture a drug substance or drug product; "Type II DMF" shall mean a DMF which refers to drug substances or components used in the manufacture of a drug substance or drug product.

         1.21 "FDA" shall mean the U.S. Food and Drug Administration of the Department of Health and Human Services, or any successor agency.

         1.22 "FDCA" shall mean the Federal Food, Drug and Cosmetic Act.

         1.23 "FERIDEX I.V." shall mean the contrast agent commonly known and marketed as Feridex I.V., which is composed of the substance with the United States Adopted Name Ferumoxide.

         1.24 "GMPS" shall mean the Current Good Manufacturing Practices regulations promulgated by the FDA and codified at 21 CFR Parts 210 and 211, as amended.

         1.25 "LOT" shall mean a batch production run of Agent, or a specific and identified portion of a batch, having uniform character and quality within specified limits; or, in the case of a drug product

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produced by continuous process, it is a specific and identified amount produced in a unit of time or quantity in a manner that assures its having uniform character and quality within specified limits.

         1.26 "MANUFACTURING TECHNOLOGY" shall mean all proprietary information, with respect to the manufacture and production of any Agent, including, without limitation, all trade secrets, technical information, data, techniques, discoveries, inventions, processes, know-how, improvements, patents (including any extension, reissue or renewal thereof) and patent applications, that AM now has or may hereafter conceive, develop, own or Control, which is necessary in connection with the manufacture of any Agent.

         l.27 "PARTY OR PARTIES" shall mean Cytogen and/or AM, as the context provides.

         1.28 "PERSON" shall mean an individual, partnership, corporation, joint venture, unincorporated association, or other entity, or a government or department or agency thereof.

         1.29 "PHASE III(b) STUDIES" shall mean clinical or other studies of any Agent which are not necessary for approval of any NDA, but which are begun prior to approval of an NDA.

         1.30 "PHASE IV STUDIES" shall mean clinical or other studies of Agent which are undertaken following approval of an NDA, and which are not required to be conducted as a condition of the FDA approval of an NDA.

         1.31 "PROJECT OR PROJECTS" shall mean the AM Projects and the Cytogen Project individually or together, as the context provides.

         1.32 "PROJECT INFORMATION" shall mean all information developed as a result of the Projects, including, without limitation, techniques, discoveries, processes, copyrights, patents (including any extension, reissue or renewal thereof) and patent applications, know-how, toxicological and pharmacological data, clinical trial results, regulatory applications and documents evidencing approval thereof, and test results, and all information and data provided to a Party pursuant to Article 6 of the Marketing Agreement.

         1.33 "PURCHASE PRICE" shall mean the purchase price of Feridex I.V., Combidex and Code 7228 as set out in Section 2.3, individually or collectively, as the context provides as the same may be adjusted pursuant to the terms hereof.

         1.34 "QUALIFIED PERSON" shall mean any employee or agent of Cytogen engaged in the manufacture of any Agent pursuant to Section 4.1 of this Agreement, or any employee or agent of AM engaged in the AM Project or the performance of AM's obligations hereunder, designated by Cytogen or

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AM respectively, to receive Agent Technology or Manufacturing Technology pursuant to Section 4.3 of this Agreement, who has a need to know the information included therein and disclosed to them.

         1.35 "QUALIFY" shall mean providing the technological ability to carry on, and achieving approval from FDA for, the manufacture and packaging of any Agent.

         1.36 "SPECIFICATIONS" shall mean the written standards established for the characteristics, quality, and quality control testing of each Agent and its constituents, components and packaging, which are set forth on EXHIBIT A.

         1.37 "TERM" shall refer to the term of this Agreement, as set forth in
Section 5.1.

         1.38 "TERRITORY" shall mean the United States (including its territories and possessions and Puerto Rico).

         1.39 "THIRD PARTY" shall mean any party other than a Party, or an Affiliate of a Party, to this Agreement.

         1.40 "UNIT" shall mean single dose shipping units of any Agent.

2.       SUPPLY; PRICE.

         2.1 SUPPLY FOR CYTOGEN PROJECT; PROMOTIONAL SAMPLES. During the term of the Marketing Agreement, AM shall supply to Cytogen such completely finished, vialed, labeled, and finally packaged quantities of Agent as may be reasonably required by Cytogen and are reasonably acceptable to AM in order to perform the Cytogen Project or for reasonable distribution of samples to promote sales of Agent. In addition to sample and commercial presentations of Agent, AM will provide Agent to Cytogen in such other presentation as Cytogen shall reasonably request, provided that such other presentations are in compliance with the FDCA and FDA regulations and that Cytogen pays AM's costs occasioned by developing the new presentations. Cytogen agrees not to use Agents supplied to it pursuant to this Section 2.1 for any purpose other than to perform the Cytogen Project or as promotional samples for which Cytogen receives no consideration. In consideration of its purchase of any Agent under this Section 2.1, Cytogen shall pay to AM an amount equal to AM's Cost of Manufacturing such Agent, as AM shall determine once per year and provide notice thereof to Cytogen. AM's "Cost of Manufacturing" for purposes of this Section 2.1 shall mean the costs directly attributable (excluding all overhead) to manufacturing, finishing, packaging and labeling such Agent (i.e., those costs which vary with production), including, but not limited to, direct labor and benefit expenses, consumable bulk and other production materials, determined in accordance with generally accepted cost accounting practices and

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costs related to outsourcing processes. AM shall invoice Cytogen at the time of shipment. Payment of such amounts shall be made in accordance with the terms of subsection 3.7(a). Cytogen shall have the right, upon reasonable prior notice to AM, at reasonable times and at its own expense to examine or to have examined by a certified public accountant or other person reasonably acceptable to AM, pertinent books and records of AM, for the purpose of determining the correctness of payments made hereunder.

         2.2 SUPPLY. During the term of the Marketing Agreement and for any extension agreed upon by the Parties, AM agrees to manufacture for and sell to Cytogen such finished and packaged quantities of Agent as may be reasonably required by Cytogen for sale in the Territory (except to the extent that if for any three month period such requirements exceed ***** percent (*****%) of the quantity forecasted for such period by Cytogen, AM shall only be required to use its commercially reasonable efforts to supply Cytogen its reasonable requirements of Agent for such sale, but not less than ***** percent (*****%) of the forecast).

         AM agrees that as part of its obligation to manufacture and supply Cytogen with Agent under this Agreement that such Agent shall be supplied in completely finished, labeled, and final packaged quantities, containing all necessary and appropriate packaging and labeling (including, but not limited to, vials, filters, boxes, inserts, labels, freeze/temperature indicators, as required by law and agreed to by the Parties), suitable for sale by Cytogen, its Affiliates or distributors to their respective customers in the Territory and in accordance with Section 3.9 of this Agreement.

         2.3 PRICE. In consideration of its purchase of Agent (other than pursuant to Section 2.1), and the rights granted hereunder, Cytogen shall pay to AM the following Purchase Prices:

             a) $***** per Unit of Feridex I.V.;
             b) $***** per Unit of Combidex; and
             c) $***** per Unit of Code 7228.

         Each Purchase Price shall be payable for so long as AM continues to provide Agent to Cytogen under this Article and pursuant to Cytogen's orders, as set forth in Article 3 of this Agreement. Payment of such amounts shall be made in accordance with subsection 3.7(b). Each Purchase Price is subject to adjustment at the option of AM beginning on ***** and on each ***** thereafter based upon the ***** from the ***** of such ***** to the ***** of such ***** of the PPI-06-35 (for Pharmaceutical Preps, ethical) as published by

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***** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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the Bureau of Labor Statistics, US Department of Labor. In the event that
Cytogen's gross margins on the sales of any Agent in any Contract Year (determined as the quotient of (i) Agent Net Sales for such Agent less the sum of (x) the aggregate Purchase Price for such Agent invoiced to Cytogen and (y) royalties owed by Cytogen under the Marketing Agreement for a Contract Year divided by (ii) Agent Net Sales for such Agent in that Contract
Year) are less than *****%, then at the request of Cytogen, the Parties shall negotiate in good faith a new Purchase Price with respect to such Agent.

         2.4 ALTERNATE MANUFACTURER. AM shall have the right to contract with Third Parties to manufacture Agent for supply to Cytogen, provided that AM shall remain liable to Cytogen for its obligations hereunder and the action or inaction of any such Third Party.

3.       FORECASTS; ORDERS; MANUFACTURING; DELIVERY; PAYMENT; PACKAGING;
         REPORTS; TAXES.

         3.1 FORECASTS. As soon as practicable following the Effective Date of this Agreement but no later than the submission of Cytogen's initial purchase order for any Agent, Cytogen shall send to AM, Cytogen's initial non-binding forecasts by Contract Quarter of the quantity of each of Combidex, Code 7228 and Feridex I.V., which Cytogen expects to purchase from AM during the first Contract Year for each such Agent. At each time purchase orders are submitted by Cytogen, a revised non-binding forecast by Contract Quarter for each Agent shall be transmitted by Cytogen to AM for the twelve (12) month period beginning with the Contract Quarter following the Contract Quarter in which the purchase order(s) is submitted.

         3.2 ORDERS. Having regard for the forecasts hereinabove referred to, Cytogen shall furnish AM with purchase order(s) (each, an "Order") at least three (3) months prior to the beginning of each Contract Quarter commencing with the second Contract Quarter, consistent with AM's Batch sizes, for the quantities of each of the Agents which Cytogen shall purchase, and which AM shall deliver during the upcoming Contract Quarter. Orders for any Agent in a Contract Quarter in excess of *****% of any of the volume forecasts by Cytogen for such quarter which AM is not able to fill shall not trigger Cytogen's alternate supply right under this Agreement or be deemed a breach of this Agreement. AM agrees to use commercially reasonable efforts to accommodate purchase order revisions submitted in writing by

                                      -7-

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***** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Cytogen. Each Order must specify a delivery date not less than sixty (60) days after the date of the Order in the case of Combidex and Code 7228 (which period shall be reduced to thirty (30) days on and after the first anniversary of the Combidex Approval Date and Code 7228 Approval Date, as the case may be) and in the case of Feridex, not less than thirty (30) days after the date of the Order. Unless AM is not able to fill an Order, AM shall acknowledge and accept in writing each such Order within ten (10) days after receipt of such Order, and shall confirm the shipment instructions and delivery times for such Order either to Cytogen or as otherwise directed by Cytogen. If AM is not able to fill an Order, it shall so notify Cytogen within five (5) days. The purchase order which will be utilized for such order shall be in such form as may be agreed to by AM and Cytogen. If there is any conflict between the terms of a purchase order and the terms of this Agreement, the terms of this Agreement shall govern, unless the Parties have otherwise expressly agreed in writing. Cytogen's initial Order for each Agent shall be submitted to AM at least sixty (60) days prior to the first delivery date specified therein.

         3.3 MANUFACTURING. AM shall manufacture each Agent in accordance with applicable GMPs, and as described in the applicable NDA (and if applicable DMF) for each Agent. AM shall manufacture Agent in accordance with the Specifications. AM shall release any Batch of Agent for delivery to Cytogen after determining that such Agent meets the Specifications. AM's testing certificate of analysis ("COA") and a copy of the Batch records shall be shipped to Cytogen either in advance of or with the Batch of Agent to which each refers.

         3.4 DELIVERY; SHIPMENT. Actual quantities of Agent to be produced and delivered, and delivery dates, shall be specified in the Orders submitted by Cytogen; provided each Order quantity shall be in whole Batch Multiples. AM agrees to ship the quantities of Agent ordered by Cytogen by the common carrier and method of shipment designated by Cytogen, F.O.B. AM's manufacturing facility, according to any reasonable shipping schedule specified by Cytogen, to the locations specified in Cytogen's Orders. Each shipment of Agent shall be accompanied by an invoice setting forth the amount payable by Cytogen to AM with respect to such shipment. Cytogen shall pay all costs of shipping.

         3.5 TITLE; LOSS. Legal title and risk of loss with respect to Agent furnished hereunder by AM shall pass to Cytogen upon delivery to the common carrier designated by Cytogen at the shipping point at AM's manufacturing facility.

         3.6 ACCEPTANCE; REJECTION.
                  (a) AM shall deliver Batches of Agent pursuant to Cytogen's Orders along with a COA. Within twenty (20) days of receipt of any shipment, Cytogen shall inspect the

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shipment and notify AM of its rejection of any Agent within the Shipment. Agent may be rejected only if the quantity shipped is inaccurate as compared to the Order, the shipment does not include the COA or if vials of Agent are damaged or mislabeled. If Cytogen does not notify AM of rejection within twenty (20) days, it shall be deemed to have accepted the shipment or any Agent not so rejected.

                  (b) Rejected Agent shall be returned to AM or disposed of at the direction of AM, in either case at the expense of AM.

                  (c) No rejected Agent shall be reworked by AM unless the same is expressly permitted in the NDA (or if applicable, DMF).

                  (d) AM shall have seventy-five (75) days after receipt of a notice from Cytogen rejecting any Batch of Agent to replace the defective Batch.

         3.7 PAYMENTS AND REPORTS FOR AGENTS.
                  (a) Cytogen shall pay for all Agent supplied by AM within thirty (30) days after receipt of an invoice from AM.

                  (b) Interest on all payments due to AM and not paid by Cytogen shall accrue at a rate of 12% per annum or the maximum rate allowed by law, if less.

                  (c) Within thirty (30) days after the close of each Contract Quarter after Cytogen commences sales of an Agent, Cytogen shall deliver to AM a report containing an accounting to AM with respect to all Agent Net Sales for such Contract Quarter and a calculation of gross margin pursuant to Section 2.3.

         3.8 CURRENCY. All payments payable under this Agreement shall be paid in U.S. dollars in immediately available funds to an account designated by AM.

         3.9 PACKAGING. Agent shall be packaged under Cytogen's label by AM, with such labeling and packaging inserts as mutually agreed to by the Parties. Any packaging and labeling changes for any Agent which are required by the FDA or other regulatory agencies, or changes which result in improved safety or administration of any Agent, such as those which limit breakage, shall be made by AM at no additional cost to Cytogen. Any "esthetic" or non-required packaging and labeling changes requested by Cytogen will be paid for by Cytogen following agreement by the Parties as to the amounts to be charged to Cytogen by AM. Notwithstanding any other provision in this Agreement, but subject to Section
3.5 of the Marketing Agreement, Cytogen will submit all proposed advertising for any Agent directly to the FDA with copies to AM, it being understood that AM does not expect to comment on advertising by Cytogen or on trivial or aesthetic changes in packaging, such as type size. Subject to Section 3.5 of the

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Marketing Agreement, if AM does not object to any labeling, packaging or advertising proposed by Cytogen within five (5) days of communication thereof to AM by Cytogen in writing, AM shall be deemed to have consented to such labeling, packaging or advertising.

         3.10 STABILITY, RECORD KEEPING, INSPECTION, ETC. AM will: (i) select and retain samples of each Batch of Agent as required by the GMPs, and conduct an ongoing stability program in accordance with the provisions of the GMPs for finished pharmaceuticals and the NDA (or if applicable, DMF) (or any stability protocol mutually agreed to by the Parties), and initiate and maintain all legally required documents and records including, without limitation, Batch and Lot production, quality control and stability records, for such periods as are required by the FDA; (ii) promptly notify Cytogen if any out-of-specification value is found in the stability testing program, and reach agreement with Cytogen concerning a course of action; (iii) furnish Cytogen with copies of all such records at Cytogen's request; (iv) if requested by Cytogen, conduct additional testing of retained samples of any Agent returned by customers to determine conformity with the Specifications and other requirements of the NDA (and if applicable DMF); (v) at Cytogen's option and upon reasonable notice to AM, allow one or more Cytogen quality assurance employees or agents, under conditions of confidentiality and AM's standard security procedures, to observe the entire process of manufacture and packaging of each Batch or Lot, or selected Batches or Lots of Agents; (vi) promptly inform Cytogen of any actual or threatened legal or regulatory action by the FDA or any other governmental agency with respect to, or any inspection by the FDA or any other governmental agency of, the AM facilities or operations relating to the Agents, and provide Cytogen with any documentation relating thereto or resulting therefrom; (vii) provide reasonable advance written notice to Cytogen prior to amending the NDA, or any DMF that is referenced in the NDA; and (viii) store, ship and dispose of all wastes generated as a result of its manufacture of Agent in accordance with all applicable laws and regulations.

         3.11     RECALL PROCEDURE, COMPLAINTS, ADVERSE EVENT REPORTING, ETC.

                  (a) If Cytogen learns of any information that might give rise to a recall or market withdrawal of any Agent or which might result in a field alert report pursuant to the NDA, or which involves a complaint about the quality or purity of any Agent, then Cytogen shall promptly provide notice thereof to AM. With respect to any Agent, and as between Cytogen and AM, initiation of any recall or market withdrawal, any investigation of any product complaint, or the filing of any field alert report with the FDA, shall be the responsibility of AM, and AM shall be responsible for and handling of all

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

interaction with the FDA and other governmental authorities. To the extent possible under the circumstances, AM will inform Cytogen prior to communicating with the FDA concerning any recall, market withdrawal or field alert report involving any Agent distributed by Cytogen.

                  (b) If in any case where Cytogen's name is on the label of an Agent and Cytogen is of the opinion that a report to a regulatory agency must be made, or a recall or market withdrawal initiated, and such action has not been taken diligently by AM, then Cytogen shall have the right to take such action, if required by law, except that Cytogen will not initiate a recall or market withdrawal without first discussing the matter with the FDA.

                  (c) Any U.S. adverse event report or medical complaint received by Cytogen or AM relating to an Agent shall be promptly investigated by Cytogen. Cytogen will notify AM within one working day of becoming aware of an adverse event or medical complaint. AM will notify Cytogen within one working day of becoming aware of an adverse event or medical complaint, providing appropriate contact information to allow for Cytogen follow-up. Adverse events from outside the U.S. will be followed up by AM. Copies of serious (FDA defined) non-U.S. cases will be transmitted to Cytogen within five (5) working days of AM becoming aware of the case. Any such report that involves an event that is both serious and unexpected (as those terms are defined by then applicable FDA regulations) will be promptly reported to the FDA by Cytogen within fifteen (15) working days of receipt (term definition and reporting requirements to be modified to meet then applicable regulations). Cytogen will provide AM with copies of completed serious (FDA defined) U.S. cases within five (5) working days of Cytogen becoming aware of the case. Cytogen will prepare adverse event periodic reports in accordance with FDA regulations. Periodic reports will be forwarded to AM within twenty-five (25) days of close of the reporting interval, AM will be responsible for submission of periodic and other non-fifteen (15) day reports to the FDA. Each respective Party will provide the other Party with monthly updates of adverse event and product complaint activity within ten (10) days of the end of each month.

         3.12 CONTINUING GUARANTEE. For the purpose of Section 333(c)(2) of the FDCA, AM and Cytogen each hereby guarantee to the other that, as of the date of each shipment by AM to Cytogen (in the case of AM's guarantee) and by Cytogen to purchasers from it (in the case of Cytogen's guarantee) of any Agent subject to the provisions of the FDCA, such Agent is not, when shipped by it, adulterated or misbranded within the meaning of the FDCA or of any applicable state law in which the definitions of adulteration and misbranding are substantially the same as those contained in the FDCA. AM and

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Cytogen each hereby guarantee to the other that, as of the date of each such shipment by it, such Agent will not be an article which may not, under the provisions of Sections 344 or 355 of the FDCA, be introduced into interstate commerce.

         3.13 TAXES. Cytogen shall pay all taxes on the use or sale of Agent supplied to Cytogen other than AM's income taxes which may result in connection with this Agreement.

4.       LICENSE TO MANUFACTURE AGENT.

         4.1 LICENSE TO MANUFACTURE AGENT. If (i) at any time during the term of this Agreement, AM (A) notifies Cytogen that it will be unable to provide at least *****% of the quantity of Agent projected to be needed in any of Cytogen's forecasts; or (B) fails for any reason, including by reason of an event specified in Section 9.1 hereof, to supply Cytogen with any Agent in accordance with Orders submitted by Cytogen and such failure continues for ninety (90) days in the case of Code 7228 and Combidex (which period shall be increased to one hundred and twenty (120) days on and after the first anniversary of the Code 7228 Approval Date or Combidex Approval Date, as the case may be), or one hundred and twenty (120) days in the case of Feridex I.V., or (ii) AM fails to supply Cytogen with Combidex after the Combidex Approval Letter Date or Code 7228 after the Code 7228 Approval Letter Date, in accordance with the initial Order submitted by Cytogen hereunder to purchase such Agent from AM for commercial resale in the United States, and such failure continues for ninety (90) days after the respective Approval Letter Date, AM shall grant Cytogen a temporary non-exclusive right and license, to manufacture the particular Agent to which such failure relates, and AM shall, subject to the provisions of Section 4.3 hereof, provide to Cytogen all Manufacturing Technology necessary to enable Cytogen to manufacture such Agent. The temporary right and license which may be granted pursuant to this Section 4.1 shall include a right to sublicense to an Affiliate or a Third Party contract manufacturer reasonably satisfactory to AM, subject to the confidentiality provisions of Article 7; PROVIDED, that Cytogen shall be liable for the compliance by such Affiliate or Third Party contract manufacturer reasonably satisfactory to AM with all applicable terms of this Agreement.

         If Cytogen is granted such license to manufacture, it shall have the right, but not the obligation, to manufacture such Agent; and the failure of Cytogen to manufacture, or have manufactured, such Agent shall not cause Cytogen to be in breach of any obligation it may have under this Agreement absent bad faith or willful misconduct.

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      and Exchange Commission.

         If a condition specified in clause (i) of this Section occurs and is continuing for a period of six months (including the 90-day or 120-day period, as applicable, referred to in clause (i)) or the condition specified in clause
(ii) of this Section occurs and is continuing for a period of ninety (90) days, then AM and Cytogen shall negotiate in good faith with a view to (x) modifying the percentage amount of the royalty under Section 10.1 of the Marketing Agreement in light of the costs to Cytogen of AM's failure to supply (or cause a Third Party or Affiliate to supply) Cytogen with such Agent, (y) establishing a date by which AM shall resume manufacturing such Agent, and (z) affording Cytogen the right to terminate this Agreement if AM shall not resume manufacturing by such date, and, if AM and Cytogen are not able to agree on a modified royalty percentage and date for resumption by AM of manufacturing such Agent, then Cytogen shall be entitled to terminate this Agreement pursuant to
Section 5.1(c). The temporary license and right of termination set forth in this Section shall be Cytogen's only remedy for AM's failure to manufacture or deliver any Agent, absent bad faith or willful misconduct by AM.

         4.2 LICENSE DURATION. The temporary right and license which may be granted pursuant to this Section shall continue until AM notifies Cytogen that it is capable and willing to resume the supply and delivery to Cytogen of its requirements of such Agent (the "Notification"). Upon the expiration of any temporary right and license which may be granted pursuant to this Article 4, Cytogen and the manufacturer used by Cytogen shall return the Manufacturing Technology to AM or otherwise dispose of such Manufacturing Technology as instructed by AM and AM shall resume supplying such Agent pursuant to Article 3. The obligation of Cytogen to make the royalty payments pursuant to Section 10.1 of the Marketing Agreement shall continue notwithstanding any grant to Cytogen of the right and license to manufacture any Agent set forth in this Article 4.

         4.3 DISCLOSURE OF MANUFACTURING TECHNOLOGY TO CYTOGEN. If AM grants a license to Cytogen to manufacture an Agent pursuant to this Article, AM shall, at Cytogen's reasonable request, disclose and deliver to such Qualified Persons as shall be designated by Cytogen to AM any or all of the Manufacturing Technology and Agent Technology, including documents, drawings, specifications, processes, formulations, protocols, devices and other tangible manifestations thereof, necessary to enable Cytogen to Qualify itself, its Affiliates or a Third Party, as the case may be, and to exercise its rights under said license with respect to the particular Agent for which the license is being granted. Cytogen shall not disclose any Agent Technology or Manufacturing Technology disclosed to it pursuant to this Section to any other Person, whether or not such Person is an Affiliate of Cytogen, without the express permission of AM, except as expressly permitted in Article 6 of the Marketing Agreement regarding Agent Technology, nor may Cytogen use any of such Agent Technology or Manufacturing Technology except as expressly permitted by this Agreement or the Marketing Agreement.

         4.4 INSPECTION RIGHT. If Cytogen shall manufacture, or have manufactured, any Agent pursuant to Section 4.1, AM shall have the right with prior written notice of no less than ten (10) days, during normal business hours, to inspect the finished Agent upon and in connection with which any Trademark is to be used, as well as the methods of manufacture used by Cytogen (or any Affiliate or Third Party engaged in manufacture of such Agent pursuant to Section 4.1) in order that AM may satisfy itself that the finished Agent meets its formulae, standards, specifications and instructions. If any finished Agent is unsatisfactory in the reasonable opinion of AM, Cytogen and AM shall meet to discuss AM's opinion of why such Agent is unsatisfactory.

5.       TERM; TERMINATION; SURVIVAL.

         5.1 TERM. This Agreement shall continue in force until August ___, 2010, with rolling automatic successive renewal periods of additional five (5) years, unless notice of non-renewal or termination is given by Cytogen or AM ninety (90) days prior to the commencement of any renewal period, and unless and until terminated pursuant to the provisions of this Section. This Agreement shall be automatically terminated upon termination of the Marketing Agreement. In addition, this Agreement may be terminated:

                  (a) at any time, by Cytogen or AM if the other Party shall materially breach any of the terms, conditions and agreements contained herein to be kept, observed, and performed by it, in which case the non-breaching Party may terminate this Agreement at its option and without prejudice to any of its other legal and equitable rights or remedies except as specifically provided in this Agreement, by giving the Party which committed the breach sixty (60) days written notice, particularly specifying the breach, unless the notified Party within such sixty (60) days shall have cured the breach;

                  (b) at any time, if any assignment shall be made by either Party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of all of the property of either Party, or if either Party files a voluntary petition under applicable bankruptcy laws or such a petition is filed against either Party and is not dismissed within sixty (60) days, the other Party may immediately terminate this Agreement by giving written notice of termination;

                  (c) by Cytogen, upon thirty (30) days notice, upon the occurrence of any condition specified in clause (i) of Section 4.1, which condition continues for a period of six (6) months, or (ii) upon the occurrence of a condition specified in clause (ii) of Section 4.1, which condition continues for a period of ninety (90) days, during which AM is not able to cause any other Third Party reasonably acceptable to Cytogen to commence performing AM's manufacturing obligations pursuant to this Agreement, and AM and Cytogen are not able to agree upon a revised royalty percentage and date by which AM shall resume manufacturing that particular Agent.

         5.2 EFFECT OF TERMINATION.
                  (a) Expiration or termination of this Agreement shall result in the termination of all provisions hereof unless otherwise specified, including, without limitation, the payment and the supply obligation herein contained; PROVIDED that Cytogen shall continue to be liable for payments
(with respect to all Agent that have then been delivered to or at the direction of Cytogen) that shall then have accrued and provided that sections 1, 5.2, 6, 7 and 9 shall survive any expiration or termination.

                  (b) Upon expiration or termination of this Agreement: (i) Cytogen shall immediately return to AM the Manufacturing Technology and Agent Technology, if any, in its possession, or otherwise dispose of such Manufacturing Technology and Agent Technology as instructed by AM and cause any Affiliates or Approved Sublicenses to do the same; and (ii) each Party shall immediately return any confidential information of the other.

                  (c) Upon termination of this Agreement by AM, Cytogen shall have the right to complete the sale of its inventory of Agent in the Territory; PROVIDED, that Cytogen's obligations hereunder to comply with the provisions of Articles 2 and 3 in connection with such completion of sale shall remain in effect; and PROVIDED FURTHER, that if requested by AM, Cytogen shall negotiate with AM for the sale of Cytogen's entire inventory of Agent to AM on terms to be negotiated by the parties at such time.

                  (d) Upon expiration or termination of this Agreement, neither Party shall have liability to the other Party for damages of any kind solely as a result of the fact of such expiration or termination, whether on account of the loss by Cytogen of present or prospective sales, investments or goodwill arising solely from statutes that relate to termination of distributors or licensees, and each Party hereby waives any rights which may be granted to it by such statutes. The termination of this Agreement by either party pursuant to this Section shall not bar the party terminating the Agreement from pursuing other legal remedies against the other party including, without limitation, monetary damages for breach of contract.

6.       DISCLAIMERS; INDEMNITY.

         6.1 (a) AM makes the following warranties with respect to Agent manufactured by AM and delivered to Cytogen by AM under this
Agreement: (i) the Agent shall be manufactured in accordance with the approved NDA covering such Agent and the requirements of the FDA and shall conform to the specifications set forth in the approved NDA at the time of delivery, (ii) AM shall comply with all other statutes and regulations applicable to the manufacturing of such Agent at the time of production (including without limitation, those relating to the generation, storage, shipment and disposal of waste); and (iii) AM has not used in any capacity under this Agreement or the Marketing Agreement any person who has been debarred pursuant to the FDCA.

                  (b) EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND PARAGRAPHS (c) AND (d) BELOW, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, AM DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (I) THAT THE AGENT TECHNOLOGY OR THE MANUFACTURING TECHNOLOGY, OR THE USE THEREOF, OR ANY PRODUCTS INCORPORATED OR MANUFACTURED BY THE USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (II) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, OR MERCHANTABILITY OF THE AGENT TECHNOLOGY OR THE MANUFACTURING TECHNOLOGY, OR ANY AGENT OR ANY OTHER PRODUCTS INCORPORATED OR MANUFACTURED BY THE USE THEREOF, OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY AGENT. AM DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED. EXCEPT AS PROVIDED IN PARAGRAPH (c) BELOW, AM'S LIABILITY ARISING OUT OF THE FAILURE OF ANY AGENT MANUFACTURED BY OR FOR IT TO CONFORM TO THE WARRANTY SET FORTH IN SECTION 6.1(a) WHETHER BASED UPON WARRANTY, CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO REPLACEMENT OF THE DEFECTIVE AGENT IN THE ABSENCE OF AM'S BAD FAITH OR

WILLFUL MISCONDUCT. AM'S LIABILITY FOR FAILURE TO MANUFACTURE OR SUPPLY ANY AGENT PURSUANT TO CYTOGEN'S ORDERS SHALL BE LIMITED TO THE RIGHTS SPECIFIED IN
ARTICLE 4 OF THIS AGREEMENT IN THE ABSENCE OF AM'S BAD FAITH OR WILLFUL MISCONDUCT. AM'S LIABILITY IF IT IS ALLEGED OR DETERMINED THAT CYTOGEN'S EXERCISE OF ANY OF ITS RIGHTS HEREUNDER WOULD INFRINGE UPON, OR CONFLICT WITH, ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY SHALL BE LIMITED TO THE RIGHTS SET FORTH IN SECTION 8.2 OF THE MARKETING AGREEMENT.

                  (c) AM will indemnify and hold harmless Cytogen, each Affiliate of Cytogen and their respective officers, directors, and employees against any out-of-pocket costs resulting from any claim of product liability, including due to any bodily injury or death, or product recall or FDA investigation costs (for purposes of this Section, any out-of-pocket cost resulting from a claim of product liability, or product recall or FDA investigation cost hereinafter referred to as a "Claim") that may be incurred by Cytogen or any such Affiliate, officer, director or employee to the extent such Claim arises or is alleged to arise out of a material breach by AM of the AM warranty set forth in the Section 6.1(a) above.

                  (d) Cytogen will indemnify and hold harmless AM, each Affiliate of AM, and their respective officers, directors and employees against any out-of-pocket Claim that may be incurred by AM or any such Affiliate, officer, director, or employee to the extent such out-of-pocket Claim arises or is alleged to arise out of the use or sale by Cytogen, its Affiliates or Approved Sublicensees of any Agent manufactured by AM, Cytogen, any Affiliate of Cytogen, or Cytogen designee, provided, however that Cytogen does not indemnify and hold harmless AM, each Affiliate of AM and their respective officers, directors and employees from any out-of-pocket Claim to the extent such out-of-pocket Claim arises out of a breach by AM of the warranty set forth in
Section 6.1(a) above.

                  (e) (i) Each indemnified party agrees to give the indemnifying party prompt written notice of any Claim or discovery of fact upon which such indemnified party intends to base a request for indemnification hereunder.

                           (ii)  Each party shall furnish promptly to the
other copies of all papers and official documents received in respect of any claim for indemnification. The indemnified party will cooperate with the indemnifying party in providing witnesses and records necessary in the defense against any such claim.

                           (iii) With respect to any Claim relating solely to
the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such claim, on such terms as the indemnifying party, in its sole discretion shall deem appropriate.

                           (iv) The indemnifying party shall obtain the written
consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely materially affected. The indemnifying party shall not be liable for any settlement or other disposition of a Claim by the indemnified party which is reached without the written consent of the indemnifying party.

                           (v) Except as provided above, the costs and expenses
including fees and disbursements of counsel, incurred by any indemnified party in connection with any claim shall be reimbursed on a quarterly basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to a refund in the event that the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

                  (f) EXCEPT IN CONNECTION WITH BREACHES OF THE CONFIDENTIALITY OBLIGATIONS OF ARTICLE 7 HEREOF OR IN CONNECTION WITH AN INFRINGEMENT OR MISAPPROPRIATION BY ONE PARTY OF THE INTELLECTUAL PROPERTY OF THE OTHER, IN NO EVENT SHALL AM OR CYTOGEN BE RESPONSIBLE TO THE OTHER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) OF THE OTHER PARTY.

                  (g) Each Party agrees to obtain and maintain in effect a policy or policies of insurance covering its indemnity obligations hereunder. Such policies shall be issued by one or more reputable insurers reasonably acceptable to the other Party, and shall contain terms of coverage reasonably acceptable to the other Party. The policy limits of the policy or policies obtained by Cytogen shall be at least ten million dollars ($10,000,000). The policy limits of the policy or policies initially obtained by AM shall be at least five million ($5,000,000), but AM shall use commercially reasonable efforts to increase such coverage to total policy limits of at least ten million dollars ($10,000,000) by the later of the Combidex Approval Letter Date or the Code 7228 Approval Letter Date. Upon the request of the other Party to this Agreement, each Party shall provide evidence of insurance coverage in compliance with this Section to the other party. In lieu of the insurance coverage described above, either party shall have the right to undertake a program of self-insurance to cover its indemnity obligations hereunder; PROVIDED, HOWEVER, that such program of self-insurance shall be proposed in writing to and approved by the other party to this Agreement (such approval not to be unreasonably withheld). The obligations described in this Section shall survive the termination of this Agreement and continue to bind the parties for five (5) years after the expiration date of the last unit of Agent distributed by Cytogen pursuant to this Agreement.

                  (h) Except in connection with a breach of Article 7, infringement or misappropriation of any intellectual property of the other Party or liability under Sections 6.1(c) or (d), the maximum liability under this Agreement shall equal the amount paid by Cytogen under the Cytogen Agreements over the twelve month period immediately preceding the event giving rise to such liability.

7.       CONFIDENTIALITY.

         7.1 CONFIDENTIALITY. Except as expressly permitted in this Section 7.1, Cytogen shall maintain the confidentiality of all Agent Technology and Manufacturing Technology (collectively "AM Confidential Material"), and not disclose any such AM Confidential Material to any Person (including its own employees and agents), other than Qualified Persons who have signed Cytogen's standard agreement protecting the confidentiality of third party information prior to such disclosure, and shall hold the same in confidence and shall use the same only for the purposes specified herein. Notwithstanding anything in this Agreement to the contrary, Cytogen may disclose such AM Confidential Information to Affiliates or Approved Sublicensees on a confidential basis to the extent necessary to enable them to manufacture (to the extent permitted under Article 4 of this Agreement) Agent; PROVIDED, HOWEVER, that Cytogen shall be responsible for any failure by any such Affiliate or Approved Sublicensee to
(i) maintain the confidentiality of such information (except as provided in Section 7.2), (ii) use it only for such purposes and (iii) disclose it only to employees who need to know such information for such purposes and who have previously signed Cytogen's standard agreement, referred to above, or are otherwise bound by obligations substantially similar to those in such standard agreement, prior to such disclosure.

         7.2. EXCEPTIONS.
                  (a) The obligations of confidentiality and restrictions on use imposed upon Cytogen by Section 7.1 shall not apply to any AM Confidential Information that was: (i) in the public domain before the date of this Agreement or subsequently came into the public domain other than through any disclosure or delivery thereof by Cytogen; or (ii) lawfully received by Cytogen without an obligation of confidentiality from a source other than AM; or (iii) disclosed with the prior written approval of AM.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Cytogen and its Affiliates and any such Third Party manufacturer may disclose or deliver any such AM Confidential Information to (i) any government agency or official to the extent that such disclosure or delivery is necessary for compliance with any law or regulation or (ii) to any Third Party if required to be disclosed by governmental or judicial order, in which case Cytogen shall promptly notify AM and take reasonable steps to assist in contesting such order or in protecting AM's rights prior to disclosure.

         7.3 SURVIVAL. This Article 7 shall survive termination of this Agreement for any reason for a period of five (5) years.

8. COMPLIANCE WITH REGULATIONS. Each Party will comply with, and cause any of their Affiliates performing any of their respective rights or obligations hereunder to comply with, all laws and regulations applicable to such rights and obligations.

9.       MISCELLANEOUS.

         9.1 FORCE MAJEURE. If either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement, due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, compliance with any law or government regulation or order, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet its production or performance needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its commercially reasonable efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or ability to perform due to such occurrence.

         9.2 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

                  All notices to AM other than routine correspondence relating to purchase orders, forecasts, and revisions shall be addressed to:

                  Attention:        Jerome Goldstein
                                    Advanced Magnetics, Inc.
                                    61 Mooney Street
                                    Cambridge, MA  02138
                                    Telecopier: (617) 547-2445

         With a copy addressed to:

                  Attention:        Leslie E. Davis, Esq.
                                    Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    Boston, MA 02110
                                    Telecopier: (617) 248-7100

         Purchase orders, forecasts, revisions, and routine correspondence relating thereto shall be addressed to:

                  Attention:        Vice President, Operations
                                    Advanced Magnetics, Inc.
                                    61 Mooney Street
                                    Cambridge, MA  02138
                                    Telecopier: (617) 547-2445

         All notices to Cytogen other than routine correspondence relating to purchase orders, forecasts, and revisions shall be addressed to:

                  Attention:        Dr. Joseph Reiser
                                    Cytogen Corporation
                                    600 College Road East
                                    Princeton, NJ  08540-5308

         With a copy addressed to:

                  Attention:        General Counsel
                                    Cytogen Corporation
                                    600 College Road East, CN5308
                                    Princeton, NJ 08540-5308

         Routine correspondence relating to purchase orders, forecasts, and revisions shall be addressed to:

                  Attention:        Vice President, Sales & Marketing
                                    Cytogen Corporation
                                    600 College Road East, CN5308
                                    Princeton, NJ 08540-5308

or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopier, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section 9.2.

         9.3 ASSIGNMENT. Neither this Agreement nor any rights granted hereby may be assigned by Cytogen voluntarily or by operation of law, without AM's prior written consent, which may be granted or withheld in AM's sole discretion. Assignment shall be deemed to include the transfer of substantially all of the assets of, or a majority interest in the voting stock of Cytogen, or the merger of Cytogen with one or more other Persons (except a merger in which the stockholders of Cytogen prior to the merger constitute the holders of a majority of the capital stock of the surviving entity following the merger). This Agreement shall be freely assignable by AM. This Agreement shall be binding upon, and inure to the benefit of the successors and assigns of AM and the permitted successors and assigns of Cytogen.

         9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles thereof. Each Party irrevocably submits to the exclusive jurisdiction of any state or federal district court of competent jurisdiction in the Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated by this Agreement (and agrees not to commence any action, suit or proceeding relating to this Agreement or any such transaction, except in those courts). Each party further agrees that service of any process, summons, notice or document in accordance with Section 9.3 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement in any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such action, suit or proceeding sought in any such court that such action, suit or proceeding has been brought in an inconvenient forum.

         9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof. There are no understandings, agreements, representations or warranties, express or implied, not specified herein regarding this Agreement or the subject matter hereof.

         9.6 INDEPENDENT CONTRACTORS. No agency, partnership or joint venture is hereby established. Neither Party shall be responsible for the acts or omissions of the other Party. Neither Cytogen nor AM shall enter into, or incur, or hold itself out to Third Parties as having authority to enter into or incur on behalf of the other Party any contractual obligations, expenses or liabilities whatsoever.

         9.7 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 SEVERABILITY. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         9.9 HEADINGS. Section and paragraph headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

         9.10 PUBLICITY. Except as required by or advisable under law, governmental regulation, judicial order, generally accepted accounting principals or any obligations pursuant to any listing agreement with, or regulation of, any national securities exchange or quotation system, neither Party shall directly or indirectly make any public announcement or publicity concerning this Agreement or the subject matter hereof without the prior written consent of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld. Such approval and agreement shall be deemed to be given if no response is given to the other Party within two working days of receipt of the proposed text from the Party intending to make such announcement. In the event of a public announcement or publicity not required by law, the Party making such announcement shall use its commercially reasonable efforts to provide the other with a copy of the proposed text prior to such announcement, for the purpose of notice and opportunity to comment.

         9.11 WAIVER. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provisions, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in a writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         9.12 SUPERIORITY OF AGREEMENT. The parties agree that the provisions of this Agreement, together with any amendments hereto and thereto shall prevail over any inconsistent statements or provisions contained in any documents passing between the parties, including, but not limited to, any purchase order, acknowledgment, confirmation, or notice.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

CYTOGEN CORPORATION                                 ADVANCED MAGNETICS, INC.

By: /s/ H. Joseph Reiser                            By: /s/ Jerome Goldstein
   -------------------------------------               ------------------------
   President and Chief Executive Officer               Jerome Goldstein
                                                       Chief Executive Officer

                                                                      EXHIBIT A

                                 SPECIFICATIONS

                   REGULATORY SPECIFICATIONS FOR FERIDEX I.V.

----------------------------------------------------------------------------------------------------------------------
TEST                                                         Proposed Regulatory Specifications
----------------------------------------------------------------------------------------------------------------------
APPEARANCE                                                   Black to reddish brown liquid
----------------------------------------------------------------------------------------------------------------------
PHYSICAL TEST

----------------------------------------------------------------------------------------------------------------------
         pH                                                  5.0-9.0
----------------------------------------------------------------------------------------------------------------------
         Relaxivity                                          0.55-1.25 x 10(5)  M(-1) sec(-1)
----------------------------------------------------------------------------------------------------------------------
         Magnetic Susceptibility                             Not less than 17,000 x 10(-6) c.g.s units/g of iron
----------------------------------------------------------------------------------------------------------------------
                  Colloidal Particle Size                    100-250 nm Effective Diameter
----------------------------------------------------------------------------------------------------------------------
                  Osmolality                                 325-365 mOsm/kg
----------------------------------------------------------------------------------------------------------------------
                  Specific Gravity                           1.031-1.041
----------------------------------------------------------------------------------------------------------------------
                  Identification                             No precipitate with ammonium hydroxide; brown
                                                             precipitate with hydrochloric acid followed by ammonium
                                                             hydroxide
----------------------------------------------------------------------------------------------------------------------
MICROBIOLOGICAL TEST
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                  Sterility                                  Pass
----------------------------------------------------------------------------------------------------------------------
                  Bacterial Exdotoxin                        Less than 12.5 EU/ml
----------------------------------------------------------------------------------------------------------------------
CONTENT TESTS
----------------------------------------------------------------------------------------------------------------------
                  Iron Content                               10.7-11.7 mg/ml
----------------------------------------------------------------------------------------------------------------------
                  Dextran Content                            5.6-9.1 mg/ml
----------------------------------------------------------------------------------------------------------------------
                  Mannitol Content                           55.2-67.4 mg/ml
----------------------------------------------------------------------------------------------------------------------
                  Citrate Content                            0.25-0.53 mg/ml
----------------------------------------------------------------------------------------------------------------------
                  Volume per Vial                            5.0-5.6 ml
----------------------------------------------------------------------------------------------------------------------
                  Free Iron                                  Less than 0.10 mg/ml
----------------------------------------------------------------------------------------------------------------------

                     REGULATORY SPECIFICATIONS FOR COMBIDEX

------------------------------------------------------------------------------------------------------------------------------
CODE 7227 TESTING                          *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
PHYSICAL TEST
------------------------------------------------------------------------------------------------------------------------------
Appearance                                 *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Identification                             *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
pH                                         *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Susceptibility                             *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Size                                       *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
MICROBIOLOGICAL TESTS
------------------------------------------------------------------------------------------------------------------------------
Bacterial endotoxin                        *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Sterility*                                 *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Content Tests
------------------------------------------------------------------------------------------------------------------------------
Iron content                               *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Dextran content                            *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Sodium citrate content                     *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Moisture content                           *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Colloidal iron                             *****                                       *****
------------------------------------------------------------------------------------------------------------------------------
Ionic iron                                 *****                                       *****
------------------------------------------------------------------------------------------------------------------------------

----------------------------------
***** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                     REGULATORY SPECIFICATIONS FOR CODE 7228

------------------------------------------------------------------------------------------------------------------------------
TEST                                                         *****
------------------------------------------------------------------------------------------------------------------------------
PHYSICAL TESTS
------------------------------------------------------------------------------------------------------------------------------
Appearance                                                   *****
------------------------------------------------------------------------------------------------------------------------------
Identification (FTIR)                                        *****
------------------------------------------------------------------------------------------------------------------------------
pH                                                           *****
------------------------------------------------------------------------------------------------------------------------------
Magnetic Susceptibility                                      *****
------------------------------------------------------------------------------------------------------------------------------
Particle Size                                                *****
------------------------------------------------------------------------------------------------------------------------------
Vol./Vial ml                                                 *****
------------------------------------------------------------------------------------------------------------------------------
Osmolality                                                   *****
------------------------------------------------------------------------------------------------------------------------------
Biological Test
------------------------------------------------------------------------------------------------------------------------------
Sterility                                                    *****
------------------------------------------------------------------------------------------------------------------------------
Bacterial Endotoxin                                          *****
------------------------------------------------------------------------------------------------------------------------------
Content Tests
------------------------------------------------------------------------------------------------------------------------------
Total Organic Carbon (TOC) (mg/g)                            *****
------------------------------------------------------------------------------------------------------------------------------
Iron Content                                                 *****
------------------------------------------------------------------------------------------------------------------------------
Ionic Iron                                                   *****
------------------------------------------------------------------------------------------------------------------------------
Colloidal Iron                                               *****
------------------------------------------------------------------------------------------------------------------------------
Mannitol Content                                             *****
------------------------------------------------------------------------------------------------------------------------------

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***** Confidential portion omitted and filed separately with the Securities and Exchange Commission.